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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Post-effective Amendment No. 2 and the Post-Effective Amendment No.1 to Form S-1 Registration Statement, of our report dated August 26, 2008, relating to the statement of financial condition of AirShares™ EU Carbon Allowances Fund as of July 31, 2008, and to the reference to our Firm as "Experts" in the Prospectus.

                        /s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
December 9, 2008

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  Exhibit 23.1